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Exhibit 3.2(w)

BY-LAWS

OF

CUTTER HOMES, LTD.

ARTICLE I

        1.     Annual meeting of the Stockholders shall be held in the principal office of the Company in Lexington, Kentucky, on the third Friday in April each year at 10:00 o'clock A.M., if not a legal holiday, but if a legal holiday, then on the next business day following. Special meetings may be called at the principal office of the Company at any time by the President upon request to members of the Board of Directors upon written request of Stockholders holding one-third (1/3) of the stock. Notice of annual or special meetings of Stockholders shall be mailed to the last known address of each Stockholder, and if a special meeting, such notice shall state the object or objects thereof not less than five (5) days before any such meeting. No failure or irregularity of notice of annual meetings shall invalidate such meeting proceedings thereat.

        2.     Voting at any meeting of Stockholders may be in person or by written proxy duly signed but requiring no other attestation. A quorum at any meeting of the Stockholders shall consist of a majority of the outstanding voting stock of the company represented in person or by proxy. When a quorum is present at a meeting, the majority of the voting stock thereat shall decide any questions that may come before the meeting. In the absence of a quorum, those present may adjourn the meeting to a future date, but until a quorum is secured, it may transact no other business.

        3.     The presiding officer of the Stockholders meetings shall be the President, and in the absence of the President, the next officer in due order who may be present shall preside. Due order for the purposes of this By-Law shall be President, Vice President, Secretary and Treasurer.

        4.     The election of Directors shall be held at the annual meeting of the Stockholders. The election shall be by ballot conforming to the state law and each holder of record of voting stock shall be entitled to cast one vote for each share of stock held by him.

        5.     The order of business at the annual meeting of Stockholders and so far as possible at the other meetings of Stockholders shall be:

          a.     Call of roll

          b.     Proof of due notice of meeting

          c.     Reading and disposal of any unapproved minutes

          d.     Annual reports of officers

          e.     Election of Directors

          f.      Unfinished business

          g.     New business

          h.     Adjournment

ARTICLE II

DIRECTORS AND DIRECTORS' MEETINGS

        The business and property of this corporation shall be managed by a Board of Directors who need not be holders of shares of stock of this company, who shall be elected annually as provided by these By-Laws and shall hold office for a term of one year and until election and acceptance of duly qualified successors. Any vacancy may be filled by the Board for the unexpired term. The Directors shall meet at such times and regular and special meetings as they may determine. Notice of such meetings, save when held by unanimous consent or participation, shall be given to each member either by mail or telephone or telegraph communication not less than five days before such meeting, in which the objects of the meeting shall be stated. No irregularity of notice of meeting shall invalidate such meeting or any proceedings thereat.

        2.     A quorum at any meeting shall consist of a majority of the entire membership of the Board. The majority of those in attendance and the presence of a quorum shall decide any questions that may come before the meeting.

        3.     Officers of the company shall be elected by the Board of Directors at the first meeting after the election of Directors each year. If any office becomes vacant during the year, the Board of Directors shall fill same for the unexpired term. The Board of Directors shall fix the compensation of the officers and agents of the Company.

ARTICLE III

OFFICERS

        1.     The officers of the Company shall be President, one or more vice presidents, a Secretary and Treasurer, Assistant Secretaries and Treasurers, who shall be elected for one year and shall hold office until their successors are elected and qualified. Any of these offices may be united in one person.

        2.    PRESIDENT:    The President shall preside at all meetings; shall have general supervision of the affairs of the company; shall sign or countersign all certificates, stock, contracts and other instruments of the Company authorized by the Board of Directors, except as otherwise directed by the Board; shall make such reports to the Directors and stockholders as he may deem necessary or as may be required by him; to perform all such other duties as are incidental to his office or are properly required of him by the Board of Directors. In case of the absence or disability of the President, the Vice President shall exercise all of his functions.

        3.    SECRETARY:    The Secretary shall issue notices for all meetings of stockholders and Directors; shall keep the minutes; shall keep charge of the seal and corporate books; shall sign with the President any instruments requiring such signature; shall make such reports and perform such other duties as are incidental to his office or properly required of him by the Board of Directors.

        4.    TREASURER:    The Treasurer shall have the custody of all monies and securities of the Company and shall keep regular books of account and balance the same each month; shall sign or countersign such instruments as require his signature; shall perform all duties as are incidental to his office or that are properly required of him by the Board and shall give bond for the faithful performance of his duties in such sum and with such securities as may be required by the Board of Directors. The monies of the Company shall be deposited in the name of the Company in such banks or Trust Companies as the Board of Directors shall designate and shall be drawn out only by checks signed by the officers authorized by the Board of Directors.

ARTICLE IV

STOCK

        1.     The certificate of stock shall be issued in numerical order from the stock certificate book to each Stockholder whose stock has been paid in full and shall be signed by the President and Secretary of the Company and the corporate seal affixed. Such record of each certificate issued shall be kept on the stub thereof. In transfers of stock, record shall be made only on the books of the Company. Before any new certificate is issued, the old certificate must be surrendered for cancellation. The stock books of the Company shall be closed for transfer ten (10) days before the annual meeting of Stockholders. The treasury stock of the Company shall consist of such issued and outstanding stock of the Company as may be donated to the Company or otherwise acquired. It shall be held subject to the disposal of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Company.

ARTICLE V

DIVIDENDS

        The dividends shall be declared surplus of the Company at such times as the Board of Directors shall direct and no dividends shall be declared that would impair the capital of the Company.

ARTICLE VI

CORPORATE SEAL

        The corporate seal of the Company shall consist of two concentric circles between which is the name of the corporation, "Cutter Homes, Ltd.", and in the center shall be inscribed, "Lexington, Kentucky", and the words "Corporate Seal" or "Seal", and such seal as impressed in the margin hereof shall be the corporate seal of this Company.

ARTICLE VII

AMENDMENTS

        1.     These By-Laws may be amended, repealed or altered in whole or in part by a majority vote of the entire Board of Directors at any regular meeting hereof or any special meeting where such action has been announced and the call or notice of such meeting has been given.

        The foregoing By-Laws were adopted by the Board of Directors meeting called and held on the 18th day of April, 1977.

        WITNESS OUR HANDS, on this the 18th day of April, 1977.

WANDA S. CUTTER PRESIDENT
ATTEST:
DONALD L. CUTTER SECRETARY

FIRST AMENDMENT TO THE BYLAWS

OF

CUTTER HOMES, LTD.

        Section 1 of Article I of the Bylaws of Cutter Homes, Ltd., is hereby deleted in full and the following section substituted in its place.

ARTICLE I

        1.     Annual meeting of the Stockholders shall be held in the principal office of the Company in Lexington, Kentucky, on the first Tuesday in June each year at 2:00 p.m., if not a legal holiday, but if a legal holiday, then on the next business day following. Special meetings may be called at the principal office of the Company at any time by the President upon request to members of the Board of Directors or upon written request of Stockholders holding one-third (1/3) of the stock. Notice of annual or special meetings of Stockholders shall be mailed to the last known address of each Stockholder, and if a special meeting, such notice shall state the object or objects thereof not less than five (5) days before any such meeting. No failure or irregularity of notice of annual meetings shall invalidate such meeting proceedings thereat.

        The above Amendment to Bylaws of the Corporation was adopted by the Board of Directors on April 10, 1980.

DONALD L. CUTTER DONALD L. CUTTER, SECRETARY

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  Exhibit 3.2(w)
BY-LAWS OF CUTTER HOMES, LTD.